Exhibit 99.2

SUPPLEMENTAL FINANCIAL INFORMATION

Non-GAAP Financial Measures

The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted net income per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, the company stresses that these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted EBITDA and non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.

Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.

The tables below provide reconciliations of certain of the Company’s non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.

As previously communicated, in response to views expressed by the U.S. Securities and Exchange Commission, the Company has, effective January 1, 2022, revised its definition of its adjusted financial measures to no longer exclude Acquired in-process research and development charges (representing the research and development costs it had previously labeled as “Upfront and milestone payments to partners”). As a result of this change, the Company’s adjusted financial measures now reflect the impact of those transactions. The inclusion of the impact of these transactions, which may occur from time to time, could result in significant, but temporary, fluctuations in both Endo’s GAAP and Non-GAAP financial measures in the period(s) in which they are incurred. These charges also are not indicative of the underlying performance of Endo’s operations during the period. This change was applied retrospectively to all periods presented herein. Refer to footnote (13) in the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional discussion.

Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)

The following table provides a reconciliation of unaudited Net loss (GAAP) to unaudited Adjusted EBITDA (non-GAAP) for the year ended December 31, 2022 (in thousands):

Net loss (GAAP)	$(2,888,905)
Income tax expense	21,516
Interest expense, net	349,776
Depreciation and amortization (1)	387,856

EBITDA (non-GAAP)	$(2,129,757)

Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	198,381
Certain litigation-related and other contingencies, net (3)	444,522
Certain legal costs (4)	31,756
Asset impairment charges (5)	2,142,746
Acquisition-related and integration costs (6)	—
Fair value of contingent consideration (7)	408
Loss on extinguishment of debt (8)	—
Share-based compensation (1)	17,145
Other income, net (9)	(34,054)
Reorganization items, net (10)	202,978
Other (11)	4,438
Discontinued operations, net of tax (12)	13,487

Adjusted EBITDA (non-GAAP) (13)	$892,050

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures

Notes to certain line items included in the reconciliations of the unaudited GAAP financial measures to the unaudited non-GAAP financial measures for the year ended December 31, 2022 are as follows:

(1)

Depreciation and amortization and Share-based compensation amounts per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives.

(2)	Adjustments for amounts related to continuity and separation benefits, cost reductions and strategic review initiatives included the following (in thousands):

	Cost of revenues	Operating expenses
Continuity and separation benefits	$18,301	$67,277
Accelerated depreciation	2,164	1,660
Inventory adjustments	33,785	2,577
Other, including strategic review initiatives	7,556	65,061

Total	$61,806	$136,575

The amounts in the tables above include adjustments related to previously announced restructuring activities, certain continuity and transitional compensation arrangements, certain other cost reduction initiatives and certain strategic review initiatives.

(3)	To exclude adjustments to accruals for litigation-related settlement charges.
(4)	To exclude amounts related to opioid-related legal expenses. The amount during the year ended December 31, 2022 reflects the recovery of certain previously-incurred opioid-related legal expenses.
(5)	Adjustments for asset impairment charges included the following (in thousands):

Goodwill impairment charges	$1,845,000
Other intangible asset impairment charges	288,701
Property, plant and equipment impairment charges	9,045
Disposal group impairment charges	—

Total	$2,142,746

(6)	To exclude integration costs.
(7)

To exclude the impact of changes in the fair value of contingent consideration liabilities resulting from changes to estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of incurring, and extent to which the Company could incur, related contingent obligations.

(8)	To exclude the loss on the extinguishment of debt associated with the Company’s March 2021 refinancing transactions.
(9)	To exclude Other income, net per the Consolidated Statements of Operations.

(10)

Amounts relate to the net expense or income recognized during Endo’s bankruptcy proceedings required to be presented as Reorganization items, net under Accounting Standards Codification Topic 852, Reorganizations.

(11)

The “Other” rows included in each of the above reconciliations of GAAP financial measures to non-GAAP financial measures (except for the reconciliations of Net loss (GAAP) to Adjusted EBITDA (non-GAAP)) include the following (in thousands):

	Cost of revenues	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$—	$(5,328)
Gain on sale of business and other assets	—	—	(26,508)
Debt modification costs	—	—	—
Other miscellaneous	500	3,925	(5,569)

Total	$500	$3,925	$(37,405)

The “Other” row included in the reconciliations of Net loss (GAAP) to Adjusted EBITDA (non-GAAP) primarily relates to the items enumerated in the foregoing “Cost of revenues” and “Operating expenses” columns.

(12)	To exclude the results of the businesses reported as discontinued operations, net of tax
(13)

Effective January 1, 2022, these non-GAAP financial measures now include acquired in-process research and development charges which were previously excluded under Endo’s legacy non-GAAP policy. This change has been applied retrospectively to all periods presented. Amounts of Acquired in-process research and development charges included within these non-GAAP financial measures for the year ended December 31, 2022 was $68,700.

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